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EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

        The following table sets forth the name and state or other jurisdiction of incorporation of the Company's subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by the Company and does business under its corporate name.

Ciras CV	Netherlands
CPI Packaging, Inc.	Delaware
Cryovac Australia Pty. Ltd.	Australia
Cryovac Brasil Ltda.	Brazil
Cryovac Chile Holdings, LLC	Delaware
Cryovac China Holdings I, Inc.	Cayman Islands, BWI
Cryovac Far East Holdings, LLC	Delaware
Cryovac (Foshan Gaoming) Co., Ltd.**	China
Cryovac, Inc.†	Delaware
Cryovac International Holdings, Inc.	Delaware
Cryovac Leasing Corporation	Delaware
Cryovac (Malaysia) Sdn. Bhd.	Malaysia
Cryovac Packaging Portugal Embalagens, Ltda.	Portugal
Cryovac (Philippines) Inc.	Philippines
Cryovac Poland Holdings, Inc.	Delaware
Cryovac (Singapore) Pte. Ltd.	Singapore
Cryovac (Thailand) Limited	Thailand
Dolphin Packaging (Cheltenham) Limited	United Kingdom
Dolphin Packaging (Holdings) Limited	United Kingdom
Dolphin Packaging Limited	United Kingdom
Drypac Pty. Ltd.	Australia
EEIG VES***	France
Getpacking Limited	United Kingdom
Getpacking.com, GmbH	Switzerland
Invertol, S. de R.L. de C.V.	Mexico
Noja Inmobiliaria, S.A. de C.V.	Mexico
Omni Supply Inc.	North Carolina
Polymask Corporation*	Delaware
Poly Packaging Systems, Inc.	Delaware
Polypride, Inc.	Delaware
Pro-Pe GmbH	Germany
Reflectix, Inc.	Delaware
Saddle Brook Insurance Company	Vermont
Sealed Air Africa (Pty) Ltd.	South Africa
Sealed Air Argentina S.A.	Argentina
Sealed Air Australia (Holdings) Pty. Limited	Australia
Sealed Air Australia Pty. Limited	Australia
Sealed Air Belgium NV	Belgium
Sealed Air Botswana (Pty.) Limited	Botswana
Sealed Air (Bradford) Limited	United Kingdom
Sealed Air B.V.	Netherlands
Sealed Air (Canada) Co./CIE	Ontario, Canada
Sealed Air (Canada) Holdings BV	Netherlands
Sealed Air Central America, S.A.	Guatemala
Sealed Air Chile Industrial Ltda.	Chile
Sealed Air (China) Limited	Delaware
Sealed Air Colombia Ltda.	Colombia

Sealed Air Corporation (US)	Delaware
Sealed Air de Mexico S. de R.L. de C.V.	Mexico
Sealed Air de México S. de R.L. de C.V. Sucursal Costa Rica	Costa Rica
Sealed Air Denmark A/S	Denmark
Sealed Air Development Corporation	Delaware
Sealed Air de Venezuela, S.A.	Venezuela
Sealed Air (Dongguan) Co. Ltd.	China
Sealed Air Embalagens Ltda.	Brazil
Sealed Air Finance B.V.	Netherlands
Sealed Air Finance II B.V.	Netherlands
Sealed Air Finance Ireland	Ireland
Sealed Air Finance, LLC	Delaware
Sealed Air Foreign Sales Corp.	Barbados
Sealed Air Funding Corporation	Delaware
Sealed Air (Foshan Gaoming) Packaging Co., Ltd.	China
Sealed Air GmbH	Germany
Sealed Air GmbH	Switzerland
Sealed Air (Greenore) Limited	Ireland
Sealed Air Hellas S.A.	Greece
Sealed Air Holdings (New Zealand) I, LLC	Delaware
Sealed Air Holdings (UK) Limited	United Kingdom
Sealed Air Hong Kong Limited	Hong Kong
Sealed Air Hungary Kft.	Hungary
Sealed Air (India) Limited	Delaware
Sealed Air (India) Private Limited	India
Sealed Air International LLC	Delaware
Sealed Air (Ireland) Limited	Ireland
Sealed Air (Israel) Ltd.	Israel
Sealed Air Italy S.R.L.	Italy
Sealed Air Japan K.K.	Japan
Sealed Air Kaustik ZAO**	Russia
Sealed Air Korea Limited	South Korea
Sealed Air (Latin America) Holdings II, LLC	Delaware
Sealed Air Limited	Ireland
Sealed Air Limited	United Kingdom
Sealed Air LLC	Delaware
Sealed Air Luxembourg S.C.A.	Luxembourg
Sealed Air Luxembourg S.a.r.l.	Luxembourg
Sealed Air Luxembourg (I) S.a.r.l.	Luxembourg
Sealed Air Luxembourg (II) S.a.r.l.	Luxembourg
Sealed Air (Malaysia) Sdn. Bhd.	Malaysia
Sealed Air Management Holding GmbH & Co., KG	Germany
Sealed Air Management Holding Verwaltungs GmbH	Germany
Sealed Air Multiflex GmbH	Germany
Sealed Air Netherlands (Holdings) B.V.	Netherlands
Sealed Air Netherlands (Holdings) I B.V.	Netherlands
Sealed Air Netherlands (Holdings) II B.V.	Netherlands
Sealed Air Nevada Holdings Limited	Nevada
Sealed Air (New Zealand)	New Zealand
Sealed Air Norge AS	Norway
Sealed Air OOO	Russia
Sealed Air Oy	Finland
Sealed Air Packaging Holdings (Israel) Ltd.	Israel
Sealed Air Packaging Limited	United Kingdom

Sealed Air Packaging LLC	Delaware
Sealed Air Packaging, S.L.	Spain
Sealed Air Packaging S.A.S.	France
Sealed Air Packaging (Shanghai) Co., Ltd.	China
Sealed Air Packaging S.R.L.	Italy
Sealed Air Peketieme Ticaret Limited Sirketi	Turkey
Sealed Air Peru S.R.L.	Peru
Sealed Air (Philippines) Inc.	Philippines
Sealed Air Polska Sp. z o.o.	Poland
Sealed Air (Puerto Rico) Incorporated	Delaware
Sealed Air (Romania) S.R.L	Romania
Sealed Air S.A.S.	France
Sealed Air SEE Ltd.	Greece
Sealed Air (Singapore) Pte. Limited	Singapore
Sealed Air S.L.	Spain
Sealed Air Spain (Holdings) SL	Spain
Sealed Air Spain (Holdings) II, SL	Spain
Sealed Air S.R.L.	Italy
Sealed Air s.r.o	Czech Republic
Sealed Air Svenska AB	Sweden
Sealed Air Taiwan Limited	Taiwan
Sealed Air (Thailand) Limited	Thailand
Sealed Air (Ukraine) Limited	Ukraine
Sealed Air Uruguay S.A.	Uruguay
Sealed Air Verpackungen GmbH	Germany
Sealed Air Vitembal S.L.	Spain
Shanklin Corporation	Delaware
Soinpar Industrial Ltda.	Brazil
Soten (U.K.) Limited	United Kingdom
Tart s.r.o***	Czech Republic
Whyco, Inc.	Texas
Wrapid Packaging SARL	France

*
The Company directly or indirectly owns 50% of the outstanding shares.

**
The Company directly or indirectly owns a majority of the outstanding shares.

***
The Company directly or indirectly owns less than 50% of the outstanding shares.

†
Cryovac does business in certain states under the name "Sealed Air Shrink Packaging Division."

Certain subsidiaries are omitted from the above table. Such subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2004.

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  EXHIBIT 21
SUBSIDIARIES OF THE COMPANY